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                                    EXHIBIT A

               AGREEMENT RELATING TO JOINT FILING OF SCHEDULE 13G

         The undersigned hereby agree that, without admitting beneficial ownership, a singe Schedule 13G (or any amendment thereto) relating to the Common Stock of i2 Technologies, Inc. shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such
Schedule 13G.



Date: February ____, 2001        /s/ Sanjiv S. Sidhu
                                 -------------------
                                 Sanjiv S. Sidhu

                                          Name/Title



                                 SIDHU-SINGH FAMILY INVESTMENTS, LTD.

                                 By: /s/ Sanjiv S. Sidhu
                                     -------------------
                                     Sanjiv S. Sidhu, Managing General Partner




                                 SIDHU-SINGH FAMILY FOUNDATION

                                 By: /s/ Sanjiv S. Sidhu
                                     -------------------
                                     Sanjiv S. Sidhu, Director